SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
Current Report
 Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2011
General Finance Corporation
(Exact Name of Registrant as Specified in its Charter)
Delaware
 (State or Other Jurisdiction of Incorporation)

001-32845	32-0163571
(Commission File Number)	(I.R.S. Employer Identification No.)

39 East Union Street
Pasadena, California	91103
(Address of Principal Executive Offices)	(Zip Code)
(626) 584-9722
 (Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTES
Certain References

General Finance Corporation (the "Company") hereby amends its Current Report on Form 8-K (originally filed on May 18, 2011, Accession No. 0001342287-11-000022) to correct inaccuracies in the original filing.

References in this Report to “we,” “us,” “our” or the “Company” refer to General Finance Corporation, a Delaware corporation (“GFN”), and its direct and indirect subsidiaries, including GFN Mobile Storage Inc., a Delaware corporation (“GFNMS”), GFN North America Corp., a Delaware corporation (“GFNNA”), and its subsidiary Pac-Van, Inc., an Indiana corporation (which, combined with GFNMS, is referred to herein as “Pac-Van”), GFN U.S. Australasia Holdings, Inc., a Delaware corporation (“GFN U.S.”), its subsidiary GFN Australasia Holdings Pty Limited, an Australian corporation (“GFN Holdings”), its subsidiary GFN Australasia Finance Pty Limited, an Australian corporation (“GFN Finance”), its subsidiary RWA Holdings Pty Limited, an Australian corporation (“RWA”), and Royal Wolf Trading Australia Pty Ltd., an Australian corporation (“Royal Wolf Trading”) its subsidiaries. GFN Holdings and its subsidiaries are collectively referred to herein as “Royal Wolf.”

		Page

Item 1.01	Entry Into a Material Definitive Agreement	1

Item 8.01	Other Events	5

Item 9.01	Financial Statements and Exhibits	6

Exhibit 10.1
Exhibit 10.2
Exhibit 10.3
Exhibit 10.4
Exhibit 10.5
Exhibit 10.6
Exhibit 10.7
Exhibit 99.1

i

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Underwriting Agreement

On May 13, 2011 Royal Wolf Holdings Limited (“Royal Wolf Holdings”), the indirect subsidiary of GFN formerly known as GFN Holdings, lodged a prospectus with the Australian Securities Investment Commission (“ASIC”) for an initial public offering (the “Australian IPO”) of ordinary shares (the “Shares”) on the Australian Stock Exchange (“ASX”). Following the closing of the Australian IPO, GFN will own approximately 50.2 million Shares, representing slightly over 50% of the issued and outstanding Shares, management and directors of Royal Wolf Holdings will own approximately 188,500 Shares, representing slightly under 0.2% of the outstanding Shares and new shareholders purchasing Shares in the Australian IPO will collectively own 50 million Shares, representing 49.8% of the outstanding Shares.

In connection with the offering of Shares (the “Offer”) pursuant to the Australian IPO, GFN, Royal Wolf Holdings, GFN U.S. and Credit Suisse (Australia) Limited (“Credit Suisse”) entered into an Underwriting Agreement dated May 13, 2011 (the “Underwriting Agreement”). Pursuant to the Underwriting Agreement, Royal Wolf Holdings must pay Credit Suisse an underwriting fee equal to 2.75% of the gross proceeds of the Australian IPO and a management fee equal to 1.00% of the gross proceeds of the Australian IPO. Royal Wolf Holdings also agreed to reimburse Credit Suisse for certain reasonable costs and expenses incurred in connection with the Offer. Credit Suisse is responsible for any broker firm fees owed to any co-managers, co-lead managers and brokers appointed by Credit Suisse. The Underwriting Agreement contains representations, warranties and undertakings by Royal Wolf Holdings, GFN U.S. and GFN in favor of Credit Suisse.

Until 180 days after the consummation of the sale of the Shares in the Offering, the Underwriting Agreement prohibits Royal Wolf Holdings from offering to sell, selling or allotting any Shares without the prior written consent of Credit Suisse. The Underwriting Agreement also prohibits Royal Wolf Holdings and its subsidiaries from acquiring or agreeing to acquire any business or assets worth A$10 million or more without the prior written consent of Credit Suisse.

Credit Suisse may terminate the Underwriting Agreement if it has reasonable grounds to believe that one of the following events has or is likely to have a material adverse effect on the success, settlement or marketing of the Offering, the ability of Credit Suisse to market, promote or settle the Offer, the likely price at which the Shares will trade on the ASX, the willingness of investors to subscribe for Shares or could give rise to liability for Credit Suisse or violate applicable law: fraud, disclosures in the diligence report, adverse changes in the assets, liabilities, financial performance, profits, losses or prospects of Royal Wolf Holdings and its subsidiaries, hostilities, change in law, breach of laws, change in management, criminal prosecution, breach of representation and warranty under the Underwriting Agreement, breach of the Underwriting Agreement, changes to the constitution of Royal Wolf Holdings, legal proceedings are commenced against Royal Wolf Holdings, information provided to Credit Suisse by Royal Wolf Holdings and its affiliates is misleading or false or if there is a significant disruption in the financial markets.

A copy of the Underwriting Agreement dated May 13, 2011 is attached as Exhibit 10.1 and is incorporated by reference.

Voluntary Escrow Deed

GFN U.S. and Royal Wolf Holdings entered into a Voluntary Escrow Deed dated May 13, 2011 which provides that during the period commencing on the date Royal Wolf Holdings is admitted to the official list of ASX and ending on the date the audited financial accounts of Royal Wolf Holdings for the financial year ended on June 30, 2012 have been released to the ASX (the “Escrow Period”), GFN has agreed not to sell, transfer or encumber its shareholdings in GFN U.S. and GFN U.S. has agreed not to sell, transfer or encumber its shareholdings in Royal Wolf Holdings, subject to the following exceptions:

•	acceptance of a bona fide takeover offer for all the Shares;

•	the transfer or cancellation of Shares as part of a scheme of arrangement relating to Royal Wolf Holdings under section 411 of the Australia Corporations Act (“Corporations Act”); or

•
a disposal of, but not the creation of a security interest in, some or all of the restricted securities to a company wholly-owned by GFN (a “Transferee”) where the Transferee also enters into an escrow arrangement with Royal Wolf Holdings in respect of those Shares under the same terms as those entered into by GFN U.S. and GFN, for the remainder of the Escrow Period; or

•	a dealing required by applicable law (including an order of a court of competent jurisdiction).

A copy of the Voluntary Escrow Deed dated May 13, 2011 is attached as Exhibit 10.2 and is incorporated by reference herein.

Separation Agreement

Royal Wolf Holdings, Royal Wolf Trading, GFN and GFN U.S. entered into a Separation Agreement dated May 13, 2011 (the “Separation Agreement”).  Pursuant to the Separation Agreement, the parties agreed:

(i)           to terminate the Management Agreement between Royal Wolf Holdings and GFN and in consideration for the payment of accrued management fees, to issue 1.3 million Shares of Royal Wolf Holdings to GFN U.S.;

(ii)           Royal Wolf  would pay A$3.3 million to GFN over 22 equal monthly installments in consideration for the transfer to Royal Wolf Holdings of the “Royal Wolf” trademark and the termination of a trademark license agreement;

(iii)           GFN would use proceeds of the Offer to repay in full the GFN intercompany Mezzanine B note, the Bison Capital senior secured subordinated notes and to obtain the release of related liens;

(iv)           GFN would use proceeds to the Offer to prepay an estimated A$25 million – A$27 million of outstanding borrowings under the Royal Wolf  senior credit facility with Australia and New Zealand Bank (“ANZ”);

(v)           Provide certain information to GFN including ongoing information sharing arrangements relating to the provision of financial or other information by Royal Wolf Holdings and its subsidiaries to GFN to enable GFN to comply with its obligations under applicable laws, financial and tax reporting obligations and other compulsory requirements of applicable legal, governmental, taxation, regulatory (including stock exchange) or licensing authorities, and in connection with acquisition, debt and equity finance from time to time, subject at all times to any applicable laws, undertakings given to regulators by Royal Wolf Holdings and its subsidiaries, and any contractual commitments of Royal Wolf Holdings and its subsidiaries;

(vi)           While GFN holds more than 50% of the Shares:

1.           Royal Wolf Holdings will ensure its audit, risk and compliance committee will:

a.           take into account the views of the GFN Audit Committee where the committee considers those views to be appropriate in Royal Wolf Holdings’ circumstances;

b.           subject to law (including director’s duties), recommend the appointment of the same external auditor for A-IFRS public reporting purposes as the auditor appointed by GFN for US GAAP public reporting purposes, provided that the committee considers that to be appropriate in Royal Wolf Holdings’ circumstances; and

c.           to the extent that the United States Sarbanes–Oxley Act of 2002, as amended, or other applicable laws impose requirements applicable to GFN which require steps to be taken by Royal Wolf Holdings, the committee will ensure that those steps are taken to the extent permitted by law (including directors duties);

2.           Prior to proposing or entering into any agreement or arrangement relating to employment or remuneration with any person deemed to be a “named executive officer” under U.S. securities laws (or any amendment to any such existing or future agreement or arrangement) (a “Relevant Proposal”), Royal Wolf Holdings will take into account the views of GFN where GFN considers those views to be appropriate in Royal Wolf Holdings’ circumstances, and following that consultation a Relevant Proposal must not be implemented unless it has been approved:

a.           unanimously by the directors of Royal Wolf Holdings entitled to vote on the resolution; or

b.           by an ordinary resolution of the shareholders of Royal Wolf Holdings.

3.           Royal Wolf Holdings will obtain the approval of GFN prior to entering into any agreement to (i) complete an asset acquisition or business combination involving the payment or receipt of consideration equal to or greater than US$10 million or (ii) sell or dispose of assets other than in the ordinary course of business. This does not apply to the acquisition of inventory, lease fleet and maintenance equipment in the ordinary course of business;

4.           Unless GFN agrees otherwise, any “equity securities” (as defined in the Listing Rules of the ASX) which are to be allocated under any employee or executive incentive plan will be sourced by purchasing them in the market rather than by issuing them (provided that Royal Wolf Holdings may issue options or similar rights to receive “equity securities” where those underlying “equity securities” will be purchased in the market); and

5.           Unless GFN agrees otherwise, and except as permitted under the separation agreement, any “equity securities” issued by Royal Wolf Holdings must have been offered to shareholders on a pro rata basis.

(vii)           GFN and Royal Wolf Holdings will endeavor to purchase directors and officers insurance jointly and pay their share of the premiums for such insurance in proportion to their respective market capitalizations as of the commencement date of each policy period for the directors and officers insurance;

(viii)           Royal Wolf Holdings will implement a corporate restructuring as soon as practicable after completion of the Offer which will de-register and wind up as dormant the following companies: GFN Finance, RWA and Royal Wolf Hi-Tech Ltd.

(ix)           Royal Wolf Trading will pay the costs and expenses of the Offer from the Offer proceeds.

A copy of the Separation Agreement dated May 13, 2011 is attached as Exhibit 10.3 and is incorporated by reference herein.

Bison Capital Agreements

Upon the closing of the Australian IPO, GFN will use proceeds of the Offering to repurchase from Bison Capital Australia L.P. (“Bison Capital”) the 13.8% of the capital stock of GFN U.S. owned by Bison Capital (the “Put Option Agreement”) and to prepay secured senior subordinated promissory notes in the aggregate original principal amount of US$22.316 million (collectively, the “Bison Subordinated Debt”) by GFN Finance in favor of Bison Capital (the “Payoff Letter”).

Put Option Agreement

Bison Capital, GFN, GFN U.S., GFN Holdings and GFN Finance entered into that certain Put Option Agreement dated May 13, 2011, which amended that certain Shareholders Agreement dated September 13, 2007 among GFN, GFN U.S., GFN Holdings, GFN Finance and Bison Capital, as amended by that certain First Amendment to Shareholders Agreement dated May 1, 2008 and by that certain Second Amendment to Shareholders Agreement dated September 1, 2009 (the “Shareholders Agreement”). The Shareholders Agreement provides that Bison Capital may require GFN to purchase from Bison Capital all of the 13.8% of outstanding capital stock of GFN U.S. owned by Bison Capital pursuant to formula which values GFN U.S. capital stock based upon EBITDA, indebtedness of Royal Wolf Trading and other factors (the “Put Option”).

Under the Put Option Agreement, Bison Capital agreed to exercise the Put Option in consideration for an estimated US$18 million, which is subject to adjustment as described in the Put Option Agreement.

A copy of the Put Option Agreement dated May 13, 2011 is attached as Exhibit 10.4 and is incorporated by reference herein.

Payoff Letter

On May 13, 2011, Bison Capital, GFN, GFN U.S., GFN Holdings, Royal Wolf Trading, Royal Wolf Hi-Tech Pty Ltd, RWA Holdings Pty Ltd, GFN Finance, RWNZ Acquisition Co. Limited, Royal Wolf Trading New Zealand and ANZ entered into that certain Payoff Letter (the “Payoff Letter”) which specifies the amount that must be paid to prepay in full the Bison Subordinated Debt.

A copy of the Payoff Letter dated May 13, 2011 is attached as Exhibit 10.5 and is incorporated by reference herein.

ANZ Letter of Offer

Upon the closing of the Australian IPO, Royal Wolf Holdings and its subsidiaries (collectively, the “Royal Wolf Group”) will enter into a new A$103 million senior secured credit facility with ANZ with a maturity of June 30, 2014 (the “New Credit Facility”).

The New Credit Facility consists of five tranches:

•           an overdraft, guarantee and lease finance facility of A$15 million – this tranche consists of an overdraft facility for working capital purposes, a debtor finance facility for working capital purposes, a financial guarantee facility to assist the Royal Wolf Group with the issue of bank guarantees for business purposes, a lease finance facility and a hire purchase facility to cover any lease/hire purchase requirements (specifically for cars and forklifts) and a documentary credit facility to facilitate payment for imported goods under document credit arrangements;

•           a term loan facility of A$75 million – this tranche consists of a fixed rate commercial bill facility and a variable rate commercial bill acceptance and discount facility to assist with fluctuating container purchases and a standby letter of credit facility for the purpose of ANZ providing bank guarantees in support of facilities provided to the New Zealand subsidiaries of Royal Wolf Holdings by ANZ;

•           a term loan facility of A$10 million – this tranche has the purpose of assisting the Royal Wolf Group with acquisitions of containers through a fixed rate commercial bill facility and a variable rate commercial bill acceptance and discount facility; and

•           an electronic payaway and encashment facility of A$3 million – these tranches have the purpose of facilitating direct payments and global payments using electronic banking services and to facilitate check cashing arrangements at ANZ branches, respectively.

The closing of and funding under the New Credit Facility is subject to certain conditions, which include:

•           the successful completion of the Offer;

•           acceptance of the terms of the New Credit Facility by the Royal Wolf Group;

•           no default or potential event of default having occurred, or continuing at the time of the draw;

•           the granting of the security over substantially all of the assets of Royal Wolf Trading;

•           receipt by ANZ of an account operating authority and all relevant constituent documents of Royal Wolf Holdings and Royal Wolf Trading;

•           with respect to the term loan facility of A$10 million referred to above, the provision of prior written consent from ANZ (not to be unreasonably withheld) to any business asset acquisition under the New Financing Facilities which is $5 million or greater.

Interest is charged by ANZ at effectively a line fee of 1.85% - 2.05% above amounts outstanding under the New Credit Facility as follows:

•           for the overdraft facilities and variable rate commercial bill acceptance and discount facilities described above – at the 30 day bid rate quoted on the BBSY page of the Reuters Monitor System; and

•           for the financial guarantee facilities, lease finance facilities, hire purchase facilities, documentary credit facilities, standby letter of credit facilities, interchangeable facilities, electronic payaway facility and encashment facility – a set percentage fee or dollar amount determined by ANZ; and

•           for the fixed rate commercial bill facilities described above – the fixed rate quoted by ANZ for the relevant period.

The New Credit Facility will be secured by way of:

•           all assets fixed and floating charges granted by each member of the Royal Wolf Group;

•           a first ranking real property mortgage over a New Zealand property granted by Royalwolf Trading New Zealand Ltd; and

•           a corporate guarantee and indemnity from each member of the Royal Wolf Group,

each in favor of ANZ.

Under the terms of the New Credit Facility, the new facilities are subject to annual review by ANZ. The first review date will be March 15, 2012, with reviews conducted by ANZ on each subsequent March 15.

The new term loan facilities available under the New Credit Facility will terminate on June 30, 2014, with the other new facilities terminating no earlier than the first annual review date, described above, as determined by ANZ following that annual review.

A copy of the Letter of Offer is attached as Exhibit 10.6 and is incorporated by reference herein.

Robert Allan Employment Agreement

On May 13, 2011 Robert Allan, the Chief Executive Officer of Royal Wolf Trading and Royal Wolf Trading entered into an employment agreement (“Employment Agreement”). Under the Employment Agreement Mr. Allan will receive a base salary of A$350,000 per year, which includes superannuation and other salary packaged benefits, and is eligible to receive an annual performance bonus of up to A$160,000 based upon the achievement of specific performance targets. Royal Wolf Trading may terminate the Employment Agreement on six months’ prior notice; if Royal Wolf Trading fails to deliver this notice, Royal Wolf Trading must pay Mr. Allan six months’ compensation.

In connection with the Employment Agreement and the closing of the Australian IPO, Mr. Allan received a grant of Shares whose aggregate value is A$150,000 in exchange for Mr. Allan’s agreement that he would not solicit the employment of any Royal Wolf Trading employees or solicit business in competition with Royal Wolf Trading in the two year period commencing upon termination of his employment of Royal Wolf Trading. In addition, Mr. Allan will receive a loyalty bonus of A$500,000 payable within 30 days of the closing of the Australian IPO.

A copy of the Employment Agreement is attached as Exhibit 10.7 and is incorporated by reference herein.

Item 8.01 Other Events

           On May 16, 2011, GFN announced that GFN Holdings had lodged a prospectus with ASIC on May 13, 2011 for an initial public offering by GFN Holdings of its ordinary shares on the ASX.  Royal Wolf is offering 50 million ordinary shares at A$1.83 per share to raise anticipated gross proceeds of A$91.5 million. Based on the Australian IPO, Royal Wolf would have a market capitalization of approximately A$183.7 million. The net proceeds of the Australian IPO will be used to, among other things, prepay in full the Bison Subordinated Debt, repurchase the 13.8% GFN US capital stock owned by Bison Capital, reduce senior borrowings at Royal Wolf and Pac-Van and for general working capital purposes. In conjunction with the Australian IPO, the Royal Wolf Group will enter into the New Credit Facility, which will, among other things, have a maturity of June 2014.

           The Australian IPO is expected to close on May 30, 2011, and the expected commencement date for trading of Royal Wolf’s ordinary shares on the Australian Stock Exchange is June 7, 2011.

The Australian IPO will include a broker firm offer and an institutional offer. The offering will not be available to persons who are in the United States.

A copy of the press release of GFN dated May 16, 2011 is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits

Exhibits:

10.1           Underwriting Agreement dated May 13, 2011

10.2           Voluntary Escrow Deed dated May 13, 2011

10.3           Separation Agreement dated May 13, 2011

10.4           Put Option Agreement dated May 13, 2011

10.5           Payoff Letter dated May 13, 2011

10.6           ANZ Letter of Offer dated May 12, 2011

10.7           Robert Allan Employment Agreement dated May 13, 2011

99.1           Press Release of GFN dated May 16, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL FINANCE CORPORATION
Dated: May 19, 2011	By:	/s/ CHRISTOPHER A. WILSON
Christopher A. Wilson
Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit
Number	Exhibit Description
10.1	Underwriting Agreement dated May 13, 2011
10.2	Voluntary Escrow Deed dated May 13, 2011
10.3	Separation Agreement dated May 13, 2011
10.4	Letter Agreement re Put Option dated May 13, 2011
10.5	Payoff Letter dated May 13, 2011
10.6	ANZ Letter of Offer dated May 12, 2011
10.7	Robert Allan Employment Agreement dated May 13, 2011
99.1	Press Release of GFN dated May 16, 2011